                                                                    EXHIBIT 10.3

                   RESIGNATION AND GENERAL RELEASE AGREEMENT
                   -----------------------------------------


          This Resignation and General Release Agreement ("Agreement"), made this 30th day of August 1996, by and between Richard D. Brumbaugh ("Brumbaugh"), an individual, Santa Anita Operating Company, a corporation ("Company") and Santa Anita Realty Enter prises, Inc. ("Realty"), is a resignation agreement which includes a general release of claims.

          In consideration of the covenants undertaken and the releases contained in this Agreement, Brumbaugh, Company and Realty agree as follows:

          1. Brumbaugh shall voluntarily resign from his position as Vice President - Finance and Chief Financial Officer of Company and as an officer or a member of the Board of Directors of Company's subsidiaries by executing Exhibit A attached hereto, such resignation to be effective August 30, 1996. Brumbaugh further agrees that he resigns as an employee of the Company by executing Exhibit A attached hereto, such resignation to be effective August 31, 1996.

          2. Company and Brumbaugh agree to the following actions in full discharge of any and all of its obligations to Brumbaugh (except to the extent such obligations are carried out under this agreement, either directly or by incorporation by reference), including, without limitation, the Severance Agreement dated as of October 1, 1992, and all awards provided pursuant to the Company's 1995 Share Award Plan or the Company's 1984 Stock Option Program (and any amendments to said agreements):

               a. Company shall pay to Brumbaugh a cash lump sum equal to $141,000 within 8 days after the execution of this Agreement, provided that Brumbaugh does not revoke this Agreement pursuant to Section 7(d) hereof, and shall pay him 30 days of vacation pay within seventy-two hours of execution of this Agreement. Company shall also pay an amount not to exceed $18,900 for outplacement services of an executive outplacement firm of Brumbaugh's choice or for other documented expenses reasonably incurred by Brumbaugh in pursuit of reemployment, which amount equals 15% of his annual base salary. Mr. Brumbaugh may opt, however, to apply up to $2,000 of this amount to the payment of properly documented attorney's fees as described in Section 2.f, in which case the Company shall pay such amount directly to Brum baugh's attorneys and shall reduce the amount available for reemployment expenses by a corresponding amount. Except for (i) the payment of Brumbaugh's annual base salary and reasonable employment expenses through the date of termination to the extent not heretofore paid, (ii) the payment of any amounts due pursuant to the terms of any generally applicable welfare and pension benefit plans (other than the Company's vacation pay plan) and (iii) any obligations provided for hereinafter in this Agreement, the Company shall have no other obligations to Brumbaugh.

               b. Notwithstanding any provisions to the contrary in the Severance Agreement between Brumbaugh and the Company, if a Change in Control (as defined in such Severance Agreement) occurs prior to May 17, 1997, then the Company shall pay Brumbaugh (or to Brumbaugh's beneficiary if Brumbaugh is not then alive), within 30 days after such Change in Control occurs, a cash lump sum equal to $219,833 if the Change in Control occurs in 1996 or $207,333 if the Change in Control occurs in 1997 (these amounts represent the excess of the amount set forth in Section 6 of the Severance Agreement over $141,000) and shall provide Brumbaugh with the additional benefits set forth in Section 7 of the Severance Agreement (effective as of the Change in Control). The payment and benefits described in the preceding sentence shall in each case be subject to the limitations set forth in Section 8 of the Severance Agreement and reduced to the extent required by Section 8. For the purpose of Section 8, Brumbaugh's resignation shall be considered to be contingent on the Change in Control.

               c. The parties agree that Brumbaugh's rights with respect to all 25,000 of his stock options shall be limited to those of an employee who voluntarily terminates employment on August 31, 1996, so that his vested interest in such options shall be limited to his vested percentage on that date and he shall have until November 30, 1996 to exercise said options, unless such options are extended by the Company's Compensation Committee as hereinafter set forth. Subject to appropriate action by the Company's Compensation Committee, all such options, both vested and nonvested, shall remain outstanding after November 30, 1996 (unless earlier exercised by Brumbaugh), provided that the options that are not vested as of August 31, 1996 shall not be exercisable unless a Change in Control Event (as defined in the Company's 1995 Share Award
Plan) occurs prior to May 17, 1997. If a Change in Control Event occurs prior to May 17, 1997, subject to all applicable limitations relating to Section 280G of the Internal Revenue Code set forth in the Company's 1995 Share Award Plan or the Company's 1984 Stock Option Program or any related award agreements, Brumbaugh (or his beneficiary, if Brumbaugh is not then alive) shall become 100% vested with respect to all 25,000 stock options previously granted to Brumbaugh in which Brumbaugh is not already vested and shall have three months after such Change in Control Event to exercise all 25,000 options; at the end of such three month period, all such options shall expire. If a Change in Control Event does not occur prior to May 17, 1997, all such options shall expire. Brumbaugh acknowledges that the foregoing provisions are made in part in consideration for the waiver provided pursuant to Section 7 hereof.

               d. On August 17, 1996 a Formation Agreement was executed among the Company, Realty, and Colony Investors II, L.P. ("Colony"). Company agrees that (i) the transactions contemplated by the Formation Agreement signed on that date, constitute a Change in Control for the purpose of Section 2b and c, (ii) it is the Company's current interpretation of the regulations proposed under
Section 280G of the Internal Revenue Code that the transactions contemplated by the Formation Agreement do not constitute a change in control within the meaning of Section 280G, and (iii), if the parties to the Formation Agreement agree to extend the date for closing the transactions contemplated by the Formation Agreement, the May 17 deadline for determining whether a Change in Control has occurred for the purposes of this Agreement shall be replaced by any later deadline agreed to with respect to the transactions set forth in the Formation Agreement. The possible extended deadline described in the preceding sentence shall only apply, however, for the purpose of determining whether the transactions described in the Formation Agreement have occurred within the time limits set forth in this Agreement for determining whether a Change in Control has occurred, so that the May 17, 1997 deadline shall continue to apply with respect to determining whether a Change in Control has occurred with respect to other possible transactions. For purposes of this Section 2.d, the term "Formation Agreement" refers to the Formation Agreement executed on August 17, 1996 and any amendment thereto or further agreement whereby Colony acquires an interest in the Company or Realty in a transaction substantially similar to that described in the August 17, 1996 agreement.

               e. Brumbaugh agrees that the payments made pursuant to the foregoing provisions of this Section 2 shall not be treated as compensation for purposes of the Company's Retirement Income Plan or Thrift Plan for Employees. Brumbaugh agrees that his date of termination shall be August 31, 1996 for purposes of such plans, and all other incentive plans, practices, policies and programs applicable to other executives or employees of the Company, as well as any other benefits provided pursuant to the terms of any other agreement with the Company.

               f. The Company shall reimburse Mr. Brumbaugh's attorneys up to $2,000 for attorney's fees incurred in connection with his termination of employment, subject to appropriate documentation. At Brumbaugh's option this amount may be supplemented by an amount up to $2,000 by reducing, by a corresponding amount, the $18,900 available for payment of reemployment expenses, as described in Section 2.a.

          3. Brumbaugh shall return to Company and shall not take or copy in any form or manner lists of customers, prices, engineering plans, and similar confidential and proprietary materials or information.

          4. Company expressly denies any violation of any of its policies, procedures, state or federal laws or regulations. Accordingly, while this Agreement resolves all issues between Company and Brumbaugh relating to any alleged violation of Company policies or procedures or any state or federal law or regulation, this Agreement does not constitute an adjudication or finding on the merits and it is not, and shall not be construed as, an admission by Company of any violation of its policies, procedures, state or federal laws or regulations. Moreover, neither this Agreement nor anything in this Agreement shall be construed to be or shall be admissible in any proceeding as evidence of or an admission by Company of any violation of its policies, procedures, state or federal laws or regulations. This Agreement may be intro duced, however, in any proceeding to enforce the Agreement. Such introduction shall be pursuant to an order protecting its confidentiality.

          5. Except for those obligations created by or arising out of this Agreement for which receipt or satisfaction has not been acknowledged herein, Brumbaugh on behalf of himself, his descendants, dependents, heirs, executors, administrators, assigns, and successors, and each of them, hereby covenants not to sue and fully releases and discharges Company, Realty and their subsidiaries and affiliates, past and present, and each of them, as well as each of their trustees, directors, officers, agents, attorneys, insurers, employees, stockholders, representatives, assigns, and successors, past and present, and each of them, hereinafter together and collectively referred to as "Releasees," with respect to and from any and all claims, wages, demands, rights, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, debts, costs, expenses, attorneys' fees, damages, judgments, orders and liabilities of whatever kind or nature in law, equity or otherwise, whether now known or unknown, suspected or unsuspected, and whether or not concealed or hidden, which he now owns or holds or he has at any time heretofore owned or held or may in the future hold as against said Releasees, arising out of or in any way connected with his employment or other relationships with Company and Realty, or his voluntary resignation from employment or any other transactions, occurrences, acts or omissions or any loss, damage or injury whatever, known or unknown, suspected or unsuspected, resulting from any act or omission by or on the part of said Releasees, or any of them, committed or omitted prior to the date of this Agreement including, without limiting the generality of the foregoing, any claim under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans with Disabilities Act, the Family and Medical Leave Act of 1993, the California Fair Employment and Housing Act, the California Family Rights Act, or any claim for severance pay, bonus, sick leave, holiday pay, vacation pay, life insurance, health or medical insurance or any other fringe benefit, workers' compensation or disability.

          Except for those obligations created by or arising out of this Agreement, and except as provided below, Company and Realty hereby acknowledge full and complete satisfaction of and release and discharge, and covenant not to sue, Brumbaugh from and with respect to any and all claims, agreements, obligations, losses, damages, injuries, demands and causes of action, known or unknown, suspected or unsuspected, arising out of or in any way connected with Brumbaugh's employment relationship with or termination from Company or Realty, or any other occurrences, actions, omissions or claims whatever, known or unknown, suspected or unsuspected, which Company or Realty now own or hold or have at any time heretofore owned or held as against Brumbaugh, provided,
                                                                --------
however, that such release of Brumbaugh shall not extend to any claims, known or
-------
unknown, suspected or unsuspected, against Brumbaugh which arise out of facts which are finally adjudged by a court of competent jurisdiction to be a willful breach of fiduciary duty or a crime under any federal, state, or local statute, law, ordinance or regulation, or which are based upon facts which give rise to a recovery by Company or Realty under any applicable policies of insurance solely as a result of a breach of a fiduciary duty or a crime by Brumbaugh and as to which the insurer has a right to subrogation against Brumbaugh.

          6. It is the intention of Brumbaugh, Company and Realty in executing this instrument that the same shall be effective as a bar to each and every claim, demand and cause of action hereinabove specified. In furtherance of this intention, Brumbaugh, Company and Realty expressly waive any and all rights and benefits conferred upon them by the provisions of SECTION 1542 OF THE CALIFORNIA CIVIL CODE and expressly consent that this Agreement shall be given full force and effect according to each and all of its express terms and provisions, including those related to unknown and unsuspected claims, demands and causes of action, if any, as well as those relating to any other claims, demands and causes of action hereinabove specified. SECTION 1542 provides:

               "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

Brumbaugh, Company and Realty acknowledge that they may hereafter discover claims or facts in addition to or different from those which Brumbaugh, Company and Realty now know or believe to exist with respect to the subject matter of this Agreement and which, if known or suspected at the time of executing this Agreement, may have materially affected this settlement. Nevertheless, Brumbaugh, Company and Realty hereby waive any right, claim or cause of action that might arise as a result of such different or additional claims or facts. Brumbaugh, Company and Realty acknowledge that they understand the significance and consequence of such release and such specific waiver of SECTION 1542. Notwithstanding the preceding provisions of this section 6, this section shall not apply to those categories of actual or potential claims by the Company or Realty that have not been released under section 5.

          7. Brumbaugh expressly acknowledges and agrees that, by entering into this Agreement, he is waiving any and all rights or claims that he may have arising under the Age Discrimination in Employment Act of 1967, as amended, which have arisen on or before the date of execution of this Agreement. Brumbaugh further expressly acknowledges and agrees that:

               a. In return for this Agreement, he will receive compensation beyond that which he was already entitled to receive before entering into this Agreement;

               b. He was orally advised by Company and is hereby advised in writing by this Agreement to consult with an attorney before signing this Agreement;

               c. He was given a copy of this Agreement on August 23, 1996, and informed that he has twenty-one (21) days within which to consider the Agreement;

               d. He was informed that he has seven (7) days following the date of execution of the Agreement in which to revoke the Agreement; and

          8. Brumbaugh acknowledges that by reason of his position with Company he has been given access to lists of customers, prices, engineering plans, and similar confidential or proprietary materials or information respecting Company's business affairs. Brumbaugh represents that he has held all such informa tion confidential and will continue to do so, and that he will not use such information and relationships for any business (which term herein includes a partnership, firm, corporation or any other entity) without the prior written consent of Company.

          9. Brumbaugh agrees that the terms and conditions of this Agreement shall remain confidential as between the parties and he shall not disclose them to any other person except for his attorneys and tax advisors and his spouse. Without limiting the generality of the foregoing, Brumbaugh will not respond to or in any way participate in or contribute to any public discussion, notice or other publicity concerning, or in any way relating to, execution of this Agreement or the events (including any negotia tions) which led to its execution. Without limiting the generality of the foregoing, Brumbaugh specifically agrees that he shall not disclose information regarding this Agreement to any current or former employee of Releasees. Brumbaugh hereby agrees that disclosure by him of any of the terms and conditions of the Agreement in violation of the foregoing shall constitute and be treated as a material breach of this Agreement.

               Company agrees that its officers shall keep confidential the terms and conditions of this Agreement among the officers and directors of the Company and said officers shall undertake their best efforts to ensure that the directors keep the terms and conditions of this Agreement confidential, except to the extent that disclosures are required by federal securities or other laws or the disclosure of the terms and conditions of this Agreement to consultants and advisors of the Company and employees of the Company other than the officers is necessary or appropriate.

          10. Brumbaugh warrants and represents that Brumbaugh has not heretofore assigned or transferred to any person not a party to this Agreement any released matter or any part or portion thereof and Brumbaugh shall defend, indemnify and hold harmless Company from and against any claim (including the payment of attorneys' fees and costs actually incurred whether or not litigation is commenced) based on or in connection with or arising out of any such assignment or transfer made, purported or claimed.

          11. Brumbaugh and Company acknowledge that any employ ment or contractual relationship between them terminated on August 31, 1996, and that they have no further employment or contractual relationship except as may arise out of this Agreement and that Brumbaugh waives any right or claim to reinstatement as an employee of Company and will not seek employment in the future with Company or any Releasee.

          12. All payments hereunder shall be reduced by federal and state income tax withholding and other applicable withholding taxes. Brumbaugh agrees that Brumbaugh shall be exclusively liable for the payment of all federal and state taxes which may be due as the result of the consideration received from the settlement of disputed claims as set forth herein and Brumbaugh hereby represents that Brumbaugh shall make payments on such taxes at the time and in the amount required of Brumbaugh.

          13. This instrument constitutes and contains the entire agreement and understanding concerning Brumbaugh's employment, voluntary resignation from the same and the other subject matters addressed herein between the parties, and supersedes and replaces all prior negotiations and all agreements proposed or otherwise, whether written or oral, concerning the subject matters hereof. This is an integrated document. This agreement may be modified only by a writing signed by the parties.

          14. Brumbaugh may revoke this Agreement in its entirety during the seven days following execution of the Agreement by Brumbaugh. Any revocation of the Agreement must be in writing and hand delivered to Kathryn J. McMahon, Esq. at 285 West Huntington Drive, Arcadia, CA 91007 during the revocation period. This Agreement will become effective and enforceable seven days following execution by Brumbaugh, unless it is revoked during the seven-day period.

          15. If any provision of this Agreement or the application thereof is held invalid, the invalidity shall not affect other provisions or applications of the Agreement which can be given effect without the invalid provisions or applications and to this end the provisions of this Agreement are declared to be severable.

          16. This Agreement shall be deemed to have been executed and delivered within the State of California, and the rights and obligations of the parties hereunder shall be construed and enforced in accordance with, and governed by, the laws of the State of California without regard to principles of conflict of laws.

          17. Each party has cooperated in the drafting and preparation of this Agreement. Hence, in any construction to be made of this Agreement, the same shall not be construed against any party on the basis that the party was the drafter.

          18. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the efficacy of a signed original. Photographic copies of such signed counterparts may be used in lieu of the originals for any purpose.

          19. Any dispute or controversy between Brumbaugh, on the one hand, and Company (or any other Releasee), on the other hand, in any way arising out of, related to, or connected with this Agreement or the subject matter thereof, or otherwise in any way arising out of, related to, or connected with Brumbaugh's employ ment with Company or the termination of Brumbaugh's employment with Company, shall be resolved through final and binding arbitration in Los Angeles, California, pursuant to California Civil Procedure Code (S)(S) 1282-1284.2, before a mutually agreed upon arbitrator. In the event of such arbitration, the prevailing party shall be entitled to recover all reasonable costs and expenses incurred by such party in connection therewith, including attorneys' fees. The nonprevailing party shall also be solely responsible for all costs of the arbitration, including, but not limited to, the arbitrator's fees, court reporter fees, and any and all other administrative costs of the arbitration, and promptly shall reimburse the prevailing party for any portion of such costs previously paid by the prevailing party. Any dispute as to the reasonableness of costs and expenses shall be determined by the arbitrator.

               Except as may be necessary to enter judgment upon the award or to the extent required by applicable law, all claims, defenses and proceedings (including, without limiting the generality of the foregoing, the existence of the controversy and the fact that there is an arbitration proceeding) shall be treated in a confidential manner by the arbitrator, the parties and their counsel, and each of their agents, and employees and all others acting on behalf of or in concert with them. Without limiting the generality of the foregoing, no one shall divulge to any third party or person not directly involved in the arbitration the contents of the pleadings, papers, orders, hearings, trials, or awards in the arbitration, except as may be necessary to enter judgment upon an award as required by applicable law. Any court proceedings relating to the arbitration hereunder, including, without limiting the generality of the foregoing, to prevent or compel arbitration or to confirm, correct, vacate or otherwise enforce an arbitration award, shall be filed under seal with the court, to the extent permitted by law.

          20. No waiver of any breach of any term or provision of this Agreement shall be construed to be, or shall be, a waiver of any other breach of this Agreement. No waiver shall be binding unless in writing and signed by the party waiving the breach.

          21. In entering this Agreement, the parties represent that they have relied upon the advice of their attorneys, who are attorneys of their own choice, and that the terms of this Agreement have been completely read and explained to them by their attorneys, and that those terms are fully understood and voluntarily accepted by them.

          22. After execution of this Agreement, Company may, but is not required to, present for approval to the Workers' Compensation Appeals Board an appropriate stipulation or compromise and release extinguishing any and all rights or claims Brumbaugh may have under applicable workers' compensation provisions.

          23. All parties agree to cooperate fully and to execute any and all supplementary documents and to take all additional actions that may be necessary or appropriate to give full force to the basic terms and intent of this Agreement and which are not inconsistent with its terms.

          I have read the foregoing Agreement and I accept and agree to the provisions it contains and hereby execute it voluntarily with full understanding of its consequences.

          EXECUTED this _____ day of _____________ 1996, at _____
_______________ County, California.

                              __________________________________
                                        Richard D. Brumbaugh

          EXECUTED this _____ day of _____________ 1996, at ________________
County, California.

                              SANTA ANITA OPERATING COMPANY



                              By ___________________________



          EXECUTED this _____ day of _____________ 1996, at ________________
County, California.

                              SANTA ANITA REALTY ENTERPRISES, INC.



                              By ___________________________

                                  ENDORSEMENT
                                  -----------


          I, Richard D. Brumbaugh, hereby acknowledge that I was given 21 days to consider the foregoing Agreement and voluntarily chose to sign the Agreement prior to the expiration of the 21-day period.

          I declare under penalty of perjury under the laws of the State of California that the foregoing is true and correct.

          EXECUTED this ____ day of ______________ 1996, at
_____________________ County, California.

                              _______________________________
                                      Richard D. Brumbaugh

                                   EXHIBIT A
                                   ---------

To   Santa Anita Operating Company


     This is to advise you that effective August 30, 1996, I hereby voluntarily resign my position as Vice President-Finance and Chief Financial Officer with Santa Anita Operating Company and that, effective August 30, 1996, I resign as an officer of and from the Board of Directors of Company's subsidiaries. This is to further advise you that although I will continue as an employee of Santa Anita Operating Company until August 31, 1996, I hereby resign from all employment with Santa Anita Operating Company and its subsidiaries, effective August 31, 1996. I agree that I will not seek reemployment with Santa Anita Operating Company or its subsidiaries.

                              Sincerely yours,

                              ____________________________
                              Richard D. Brumbaugh